Exhibit 10.97
FORM OF
PERFORMANCE SHARE AND RESTRICTED STOCK AWARD AGREEMENT
UNDER THE 2007 EXECUTIVE INCENTIVE PLAN
THIS PERFORMANCE SHARE AND RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into as of the  _____  day of  _____ by and between CHROMCRAFT REVINGTON, INC. (the “Company”), a Delaware corporation, and                      (the “Employee”),
WITNESSETH:
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that the Employee should be granted an award opportunity of performance shares under the Company’s 2007 Executive Incentive Plan, as currently or hereafter in effect (the “Plan”), which shares, if earned would be converted into restricted stock of the Company; and
WHEREAS, such performance shares and, if converted into restricted stock, such shares of restricted common stock shall be subject to certain restrictions in accordance with the Plan and this Agreement;
NOW, THEREFORE, in consideration of the foregoing premises, the award of performance shares to the Employee, the respective covenants, agreements and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:
Section 1. Award of Performance Shares. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Employee an Award of performance shares, the number of which shall be determined as set forth in Exhibit A hereto and which shares shall be issued under the Plan and be subject to and restricted in accordance with the Plan and this Agreement (the “Performance Shares”). If earned, the Performance Shares shall be converted into shares of restricted common stock of the Company (the “Restricted Stock”), which Restricted Stock shall be issued under the Plan and be subject to and restricted in accordance with the Plan and this Agreement.
Section 2. Award Date. The Award Date for the Award of Performance Shares is  ________ .
Section 3. Earning of Performance Shares and Vesting of Restricted Stock. The Performance Period, Performance Measure, performance targets, Award Rates, manner of converting the Performance Shares into Restricted Stock and vesting schedule relating to the shares of Restricted Stock are set forth in Exhibit A to this Agreement. The Award of Performance Shares must be earned, as determined by the Compensation Committee, in order for the Performance Shares to be eligible to be converted into shares of Restricted Stock. The Compensation Committee shall determine whether a performance target has been achieved and the extent to which the Award of Performance Shares has been earned, and the Committee’s determination shall be based on the Company’s audited financial statements for the fiscal year ending December 31, ____ . If a performance target is not achieved, then all of the Performance Shares shall be forfeited and the Employee shall have no right or claim to such shares.

If a performance target is achieved, the Award of Performance Shares shall be earned by the Employee in accordance with the applicable Award Rate and converted into Restricted Stock, subject to a vesting requirement for the Restricted Stock based on the Employee’s continued employment with the Company as set forth in Exhibit A. As shares of Restricted Stock become vested, they shall be free of restriction, except as provided otherwise in the Plan or this Agreement. If shares of Restricted Stock do not become vested, they shall be forfeited and the Employee shall have no right or claim to such shares.
Notwithstanding the foregoing, with respect to shares of Restricted Stock being treated as earned and vested, Section 10 of this Agreement shall control in the event of a Change in Control or a termination of the Executive’s employment with the Company upon his death, Disability or Retirement.
Section 4. Dividend, Voting and Other Rights. Prior to the time that any Performance Shares shall have been earned and converted into Restricted Stock, the Performance Shares shall not be issued or outstanding for any corporate purposes and the Employee shall not have any rights as a stockholder of the Company, including, but not limited to, not being entitled to (a) receive any dividends or distributions, if any, with respect to the Performance Shares, (b) exercise any voting rights with respect to the Performance Shares, or (c) exercise or possess any other rights and attributes of ownership of common stock of the Company by virtue of the Award of Performance Shares. If the Performance Shares are earned and converted into shares of Restricted Stock, such shares of Restricted Stock (unless and until such shares are forfeited) shall be issued and outstanding for all corporate purposes and the Employee shall be entitled during the vesting period of the Restricted Stock to (x) receive all dividends and distributions, if any, paid with respect to the unvested shares of Restricted Stock, (y) exercise all voting rights with respect to the unvested shares of Restricted Stock, and (z) exercise and possess all other rights and attributes of ownership with respect to the unvested shares of Restricted Stock, except as provided otherwise in the Plan and this Agreement.
Section 5. Certain Agreements of the Employee. The Employee hereby understands and agrees as follows:
(a) the Employee is a member of senior management of the Company;
(b) none of the Performance Shares and none of the shares of Restricted Stock, if issued, will be registered or qualified by the Company under any federal or state securities laws in reliance upon certain exemptions from registration or qualification under such laws;
(c) because the shares of Restricted Stock, if issued, will not be registered or qualified under any federal or state securities laws and because the Employee may be deemed to be an affiliate of the Company under the federal securities laws, such shares upon vesting will be subject to restrictions on resale and transfer imposed by applicable federal and state law in addition to the restrictions set forth in the Plan and this Agreement;
(d) he is (and his heirs, executors, administrators and representatives are) bound by, and the Performance Shares are and the shares of Restricted Stock, if issued, will be subject to, the terms, conditions and restrictions set forth in the Plan, this Agreement, the Company’s Certificate of Incorporation and By-Laws and applicable law (all as currently or hereafter in effect);

(e) there is no obligation of the Company to have any shares of Restricted Stock, if issued, to be listed, traded or quoted on any securities exchange or on any quotation system or other established trading market;
(f) no representations, promises or commitments have been made to the Employee relating to (i) the repurchase by the Company of any Performance Shares or any shares of Restricted Stock, if issued, upon such Restricted Stock becoming vested, or (ii) the amount of dividends or distributions, the percentage of profit or the return on investment, if any, that he might expect to receive as a result of the Award of the Performance Shares or the shares of Restricted Stock, if issued (whether before or after any of such shares shall have become earned or vested); and
(g) the Performance Shares and the shares of Restricted Stock, if issued, shall be held by the Employee for his own account and not for another person and not with a view to resale, distribution, subdivision or fractionalization of such shares.
Section 6. Non-transferability. Except in the event of the Employee’s death and then only in the manner set forth in the Plan, the Performance Shares (a) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien, security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, and (b) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Employee. Except in the event of the Employee’s death and then only in the manner set forth in the Plan, if the Performance Shares are earned and converted into shares of Restricted Stock, such shares of Restricted Stock (unless and until such shares become vested or are forfeited) (y) cannot be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, nor can a lien, security interest or option be placed thereon, whether by operation of law, whether voluntarily or involuntarily, or otherwise, and (z) are not subject to execution, attachment or similar process or otherwise available to the creditors of the Employee. At such time as shares of Restricted Stock become vested, such vested shares may be sold, transferred, bequeathed, gifted or otherwise disposed of in accordance with applicable law and the requirements then in effect of the principal securities exchange or market (or of any quotation system or other established trading market) on which the Company’s shares of common stock are then listed or traded, if any. Any attempted or purported sale, transfer, disposition or other act in breach of or contrary to this Section shall be null and void and of no force or effect whatsoever.

Section 7. Issuance of Shares. Promptly following the execution of this Agreement, the Company shall maintain the Performance Shares only in book-entry form in the name of the Employee. If the Performance Shares are earned and converted into shares of Restricted Stock, the Company shall promptly issue the required number of shares of common stock of the Company, which shall be restricted in accordance with the Plan and this Agreement. Until the time that such shares of Restricted Stock become vested or are forfeited, (a) the Company shall maintain the unvested shares only in book-entry form in the name of the Employee, (b) the Company shall not issue any certificate representing any unvested shares of Restricted Stock in the name or for the benefit of the Employee, (c) the Employee shall not be entitled to hold any unvested shares in “street name,” and (d) such unvested shares shall be outstanding for all corporate purposes. Upon request by the Employee following the date on which shares of Restricted Stock become vested, the Company shall release such vested shares to the Employee and shall, in accordance with the instructions of the Employee, either cause such shares to be placed in “street name” with a broker designated by the Employee or issue a stock certificate representing such shares in the name of the Employee with a legend in substantially the following form imprinted thereon:
RESTRICTIONS ON TRANSFER
The securities represented by this Certificate have not been registered or qualified under the Securities Act of 1933, as amended (the “Act”), the laws of the State of Delaware or any other state securities laws and may not be sold, transferred, gifted, pledged or otherwise disposed of in the absence of such registration or qualification or an exemption therefrom under the Act and any applicable state securities laws.
The securities represented by this Certificate are subject to the terms of a Performance Share and Restricted Stock Award Agreement and the 2007 Executive Incentive Plan of the Company, which contain restrictions on the sale, transfer, gift, pledge and other disposition of, and other matters relating to, these securities, copies of which agreement and plan are on file with the Secretary of the Company.
Section 8. Income and Employment Tax Withholding. All applicable federal, state and local income and employment taxes (and all interest and penalties thereon) that arise or are imposed by virtue of the Performance Shares having been earned and the shares of Restricted Stock having become vested shall be the responsibility of and paid by the Employee. The Company shall have the right to require payment to it of the taxes and other charges required by law to be withheld as a result of the Performance Shares having been earned and the shares of Restricted Stock having become vested. The Company also is hereby entitled, and the Employee hereby authorizes the Company, to withhold shares of Restricted Stock that have vested to satisfy any withholding tax liability of the Company. For purposes of calculating applicable taxes, the value of the shares of Restricted Stock shall be based upon the closing price of the Company’s common stock, as quoted by the principal securities exchange or market on which the Company’s common stock is then traded, on the date that the shares become vested (or, if the Employee makes an election under Section 83(b) of the Internal Revenue Code, on the date that shares of Restricted Stock are issued). If the Company’s common stock is not listed, traded or quoted on any securities exchange or on any quotation system or other established trading market on the date that shares of Restricted Stock become vested, then the value of the shares shall be the fair market value of such shares as determined by either the Board of Directors or the Compensation Committee of the Company. The Company understands and agrees that the Employee is entitled to make an election under Section 83(b) of the Internal Revenue Code with respect to the Restricted Stock.

Section 9. Employment; Certain Conflicts. In accordance with Section 14.1 of the Plan, neither this Agreement nor the Award of Performance Shares or the shares of Restricted Stock into which the Performance Shares may be converted (a) constitutes an agreement, understanding or commitment relating to the continued employment of the Employee by the Company, or (b) affects the employment of the Employee by the Company, whether pursuant to an employment agreement or as an employee-at-will. In the event of any conflict between the Plan and this Agreement, then this Agreement shall control; provided, however, that in the event that this Agreement is silent with respect to a particular matter relating to the Performance Shares or the Restricted Stock, then the Plan shall control with respect to such matter. In the event of any conflict between this Agreement and an employment agreement, if any, between the Company and the Employee, then this Agreement shall control.
Section 10. Effect of Change in Control or Termination of Employment. In the event of a Change in Control (as defined in the Plan) or a Termination of Service (as defined in the Plan), whether by the Company or the Employee, whether with or without cause or good reason, whether upon disability, retirement or death, or otherwise, all Performance Shares that have not yet been earned and all shares of Restricted Stock that have not yet become vested or that have become vested as of the time of such event shall be treated in accordance with Section 3.6 of the Plan, except as expressly set forth below in this Section 10.
(a) In the event of a Change in Control during the Performance Period, all Performance Shares shall, immediately prior to the effectiveness of the Change in Control, be treated as earned at the “target” Award Rate and be converted into shares of Restricted Stock which shall, immediately upon conversion, become fully vested. The Performance Shares so converted shall be converted into Restricted Stock using the following conversion ratio: the number Performance Shares earned divided by the closing price of the Company’s common stock (as quoted by the principal securities exchange or market on which the Company’s common stock is then traded) on the day which is twenty (20) trading days prior to the effectiveness of a Change in Control; provided, however, that if the Company’s common stock is not listed, traded or quoted on any securities exchange or on any quotation system or other established trading market on such day, then the denominator for the conversion ratio shall instead be the fair market value of a share of common stock of the Company on the day immediately preceding the effectiveness of the Change in Control, as determined by either the Board of Directors or the Compensation Committee of the Company.
(b) In the event of a Termination of Service due to the death, Disability or Retirement of the Employee during the Performance Period, the Performance Shares shall be treated as earned only to the extent that a performance target is ultimately achieved and then only on a prorated basis based upon the length of time that the Employee was employed by the Company or an Affiliate of the Company during the Performance Period. If any Performance Shares are so earned, then they will be immediately converted into shares of common stock of the Company, which shall not be Restricted Stock, using the following conversion ratio: the number Performance Shares earned divided by the closing price of the Company’s common stock (as quoted by the principal securities exchange or market on which the Company’s common stock is then traded) on the last day of the Performance Period; provided, however, that if the Company’s common stock is not listed, traded or quoted on any securities exchange or on any quotation system or other established trading market on such day, then the denominator for the conversion ratio shall instead be the fair market value of a share of common stock of the Company on the last day of the Performance Period, as determined by either the Board of Directors or the Compensation Committee of the Company.

Section 11. Miscellaneous.
(a) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, representatives, successors and assigns; provided, however that neither party may assign this Agreement without the prior written consent of the other party hereto except that the Company may, without the consent of the Employee, assign this Agreement in connection with any merger, consolidation, share exchange, combination, sale of stock, sale of assets or other similar transaction involving the Company or any transaction or series of transactions constituting a Change in Control. In the event of any such permitted assignment by the Company of this Agreement, all references to the “Company” shall thereafter mean and refer to the successor or assignee of the Company.
(b) Waiver. Either party hereto may, by a writing signed by the waiving party, waive the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement or any breach of or noncompliance with any provision of this Agreement. The waiver by either party hereto shall not operate or be construed as a continuing or subsequent waiver or a waiver of any other or subsequent failure of performance, breach or noncompliance hereunder. The failure or delay of either party at any time to insist upon the strict performance of any provision of this Agreement or to enforce its rights or remedies under this Agreement shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such provision, or to pursue any of its rights or remedies for any breach hereof, at a future time.
(c) Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by both of the parties hereto.
(d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.
(e) Severability. In case any one or more of the provisions (or any portion thereof) contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.
(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.
(g) Construction. This Agreement shall be deemed to have been drafted by both parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, either party.

(h) Entire Agreement. This Agreement and the Plan constitute the entire understanding and agreement (and supersede all other prior understandings, commitments, representations and communications), whether oral or written, between the parties hereto relating to the shares of Restricted Stock.
(i) Governing Law. Because the Company’s headquarters are in Indiana, this Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.
(j) Recitals; Exhibit. The recitals, premises and “Whereas” clauses contained on page 1 of this Agreement, and Exhibit A attached to this Agreement, are expressly incorporated into and made a part of this Agreement.
(k) Capitalized Terms. All capitalized terms used but not otherwise defined in this Agreement or in Exhibit A shall have the same meaning ascribed to such terms in the Plan.
(l) Review and Consultation. The Employee hereby understands and agrees that he (i) has read and is familiar with this Agreement and the Plan, (ii) understands the provisions and effects of this Agreement and the Plan, and (iii) has consulted with such of his attorneys, accountants and other advisors as he has deemed advisable prior to executing this Agreement. THE EMPLOYEE HEREBY FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT OR THE PLAN FROM ANY DIRECTOR, OFFICER OR OTHER EMPLOYEE OF, OR ANY ATTORNEY OR REPRESENTATIVE FOR, THE COMPANY.
(m) Certain Approvals Required. Any amendment, modification or supplement of or any waiver under this Agreement on behalf of the Company may be made and will be effectual only upon the approval thereof by the Compensation Committee.
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IN WITNESS WHEREOF, the Company and the Employee have entered into, executed and delivered this Restricted Stock Award Agreement as of the day and year first above written.

Signature of Employee

CHROMCRAFT REVINGTON, INC.
By:

Name:

Title:

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